Exhibit (c)-(3)

CONFIDENTIAL

Project Goliath

Discussion Materials

December 31, 2013

Morgan Stanley

CONFIDENTIAL

Disclaimer

Project Goliath

This document has been prepared by Morgan Stanley Asia Limited (“Morgan Stanley”) pursuant to the terms of a letter of engagement and a letter of indemnification with the independent special committee of the Board of Directors (the “Client”) of Giant Interactive Group, Inc. (the “Company”) dated as of December 3, 2013.

This document has been prepared for the Client only in the context of the Transaction (as defined below) and, together with any oral or other supplemental information provided in connection with this document (collectively, “materials”), must be held by the Client and its directors, officers, employees, representatives and agents in strict confidence. This document and any materials must not be photocopied or reproduced in any electronic, physical or other form and must not be communicated, disclosed or distributed to any other person in whole or in part at any time except with Morgan Stanley’s prior written consent.

The purpose of this document is to provide the Client with an explanation of the basis upon which Morgan Stanley is issuing a financial opinion letter (the “Opinion”) in relation to the proposal by the Company’s Chairman, being Mr. Yuzhu Shi (and certain of his affiliated entities), and an affiliate of Baring Private Equity Asia (collectively, the “Consortium”) to acquire all of the outstanding ordinary shares, including ordinary shares represented by American Depositary Shares, of the Company for US$11.75 per share or ADS (the “Transaction”). This document should be read in conjunction with and is subject to the terms of the Opinion. This document supersedes any previous documents or presentations delivered by Morgan Stanley to the Client in connection with the Transaction.

In preparing this document, Morgan Stanley has: (i) used information obtained from the Company and public sources; (ii) assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it for the purposes of this document; (iii) assumed that the financial projections and other financial data relating to the Company have been reasonably and properly prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company as at the date of this document; (iv) not conducted any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction; and (v) not been provided with any such valuation or appraisal, upon which we have relied without independent valuation.

Neither Morgan Stanley, its affiliates nor any of their respective directors, officers, employees or agents (the “Morgan Stanley Group”) gives any representation or warranty, express or implied, as to: (i) the achievement or reasonableness of future projections, management targets, estimates, prospects or returns contained in this document, if any; or (ii) the accuracy or completeness of any information contained in this document, any oral information provided in connection therewith or any data that either generates. Furthermore, and without prejudice to liability for fraud, no member of the Morgan Stanley Group accepts or will accept any liability, responsibility or obligation (whether in contract, tort or otherwise) in relation to these matters.

This document is not a financial opinion or recommendation by any member of the Morgan Stanley Group.

For the avoidance of doubt, no member of the Morgan Stanley Group owes any fiduciary duties to the Client, the Company or any other person whether in respect of this document, the Opinion, the Transaction or otherwise. The only duties Morgan Stanley owes to the Client are those set forth in, and subject to the other provisions of, the engagement letter and indemnity entered into between Morgan Stanley and the Client in connection with the Transaction.

Any views contained in this document are based on financial, economic, market and other conditions prevailing at the date hereof and Morgan Stanley shall be under no obligation to update this document or any materials in the light of changes to such conditions or otherwise.

This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the Client. We recommend that the Client seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document is not a research report and was not prepared by the research department of the Morgan Stanley Group.

Notwithstanding anything herein to the contrary, the Client, the Company and their directors, officers, employees, representatives and other agents may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the Transaction and does not include information relating to the identity of the parties or their affiliates, agents or advisors.

Morgan Stanley

CONFIDENTIAL

Introduction

Project Goliath

Transaction Overview

The Consortium submitted a preliminary take-private offer (the “Indicative Offer”) on November 25, 2013 to the Board of Directors of Goliath. The Indicative Offer is for $11.75 per ADS (the “Indicative Price”), and is posted on the SEC website

– On a 100% fully diluted equity basis, the Indicative Offer values the Company at approximately $2.95Bn

– Premium of 24.0%, 29.1%, 31.3% and 31.6% to the volume-weighted average price during the last 5, 30, 60 trading days and last 3-months

The Consortium collectively owns approximately 47% of the Company on a fully-diluted basis

– As part of the transaction, Chairman Shi intends to reduce his current shareholding in Goliath from 42.5% to a fully diluted pre-transaction 20% stake

The Consortium intends to finance the transaction with a combination of debt and equity capital. Equity financing would be provided from the Consortium and any additional members that are accepted into the Consortium

Chairman Shi and Baring have signed a consortium agreement and have agreed to work with each other exclusively for nine months until August 25, 2014. The consortium agreement obligates the Consortium to:

– vote for the proposed transaction and not take any action inconsistent with it

– not transfer any of their respective shares in the Company unless as otherwise permitted under the Consortium Agreement

– vote against any competing proposal or matter that would facilitate a competing proposal

Valuation Methodology

In assessing the Indicative Price, we have considered the following:

– Historical trading ranges

– Range of broker target prices

– Comparable companies analysis

– Precedent transaction analysis

– Discounted cash flow (“DCF”) analysis

– Leveraged buyout (“LBO”) analysis

Morgan Stanley

CONFIDENTIAL

Project Goliath

Chinese Online Gaming Peer Share Price Performance

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Goliath’s share price dropped in September 2011 primarily due to the payment of a special dividend of US$708MM

Share Price Performance

Last Three Years

200

NetEase: 62.3%

150

Goliath: 42.5%

100

Changyou: (17.8%)

50

Shanda: (33.9%)

Perfect World: (40.8%) 0

Nov-10 Feb-11

May-11 Aug-11

Dec-11

Mar-12 Jun-12

Oct-12

Jan-13

Apr-13 Aug-13

Nov-13

Goliath

NetEase

Changyou

Shanda

Perfect World

Source CapIQ

Morgan Stanley

CONFIDENTIAL

Goliath Trading Volume Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Project Goliath

• Goliath ADSs have traded between US$5.09 and US$10.13 in the last 12 months prior to the Indicative Offer announcement

– Goliath has not traded above the Indicative Price since June 30, 2008

ADS Price Trading Range

US$

20 11 19.20

13.46

6.48 6.39 6.32

6.28

6.23 6.18 6.04

6.52

5.41

8.19 8.02

7.55 7.71 7.45 7.25 6.93

8.50

6.51

9.05 8.46 8.26

8.10

7.96 7.82 7.71

9.30

7.34

9.16 8.50

7.88 8.17 7.55 6.93 6.30

5.41

10.13 9.39 9.21

9.06

8.92 8.63 8.43

10.13

8.24

9.08

8.45

8.11

7.71

7.34

6.48

6.16

10.13

10.65

8.77

7.92

7.39

6.48

5.15

5.09

2

3.15

1Q13 2Q13 3Q13 YTD2013 L1M LTM Since IPO

Total Volume (MM ADS)

54 87.1 62 258 38 280 1,320

% TSO (1) 22 36 26 108 16 117 551

25% of Total Volume 50% of Total Volume 75% of Total Volume 100% of Total Volume

Source CapIQ

Note

1. Based on 239.6MM ordinary shares outstanding as of October 31, 2013

Morgan Stanley 5

Morgan Stanley

CONFIDENTIAL

Project Goliath

• Goliath’s P/E dropped in September 2011 primarily due to the payment of a special dividend of US$708MM

• Cash has at times represented a significant portion of the market value

Historical Multiple Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted P/E (1)

Last 3 Years

x

16

12

8

4

Indicative Price: 11.4x (2) Since IPO Avg.:11.0x Pre-Offer: 9.8x (2) L1M Avg.: 9.7x LTM Avg.: 8.1x

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Historical Ex-Cash NTM Adjusted P/E (1)

Last 3 Years

x

12

Premium of Indicative Price

L1M Adjusted NTM P/E

17%

LTM Adjusted NTM P/E

40%

L1M Adjusted NTM

46%

Ex-Cash P/E

LTM Adjusted NTM

22%

Ex-Cash P/E

12

9

6

3

0

Indicative Price: 8.7x (2) Pre-Offer: 7.1x (2) L1M Avg.: 7.1x Since IPO Avg.: 6.7x LTM Avg.: 6.0x

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Sources Company Filings, CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on 2014E management projections

Morgan Stanley

CONFIDENTIAL

Project Goliath

Historical Multiple Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted AV / EBITDA (1)(3)

Since IPO

x

10

8

6

4

Indicative

Price: 8.3x (2)

Pre-Offer:

6.9x (2)

L1M Avg.:

6.4x

Since IPO

Avg.: 6.2x

LTM Avg.:

5.5x

2

0

Indicative Price: 8.3x (2)

Pre-Offer: 6.9x (2) L1M Avg.: Since 6.4x IPO Avg.: 6.2x LTM Avg.: 5.5x

Premium of Indicative Price

L1M Adjusted NTM AV /

37%

EBITDA

LTM Adjusted NTM AV /

57%

EBITDA

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Sources Company Filings, CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on 2014E management projections

3. AV between September 12, 2011 and October 31, 2011 adjusted for US $708MM special dividend

Morgan Stanley

CONFIDENTIAL

Project Goliath

• Goliath’s P/E dropped in September 2011 primarily due to the payment of a special dividend of US$708MM

• Cash has at times represented a significant portion of the market value

Goliath Historical Trading Multiples vs. Select Peers

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted P/E (1)

Last Three Years

x

18

12

6

0

Perfect World: 11.6x NetEase: 11.5x

Goliath: (2) 9.8x

Changyou: 6.2x Shanda: 4.7x

Nov-10 Mar-11 Jun-11 Oct-11 Feb-12 May-12 Sep-12 Dec-12 Apr-13 Aug-13 Nov-13

Goliath

NetEase

Changyou

Perfect World

Shanda

Sources CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on 2014E management projections

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath Historical Trading Multiples vs. Select Peers

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted AV / EBITDA (1)(2)

Last Three Years

x

12

9

6

3

0

Goliath:

6.9x (3) NetEase:

6.8x

Perfect World:

5.7x

Shanda:

3.6x (4) Changyou:

3.3x

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Goliath

NetEase

Changyou

Perfect World

Shanda

Sources CapIQ, Company Filings

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Goliath’s AV between September 12, 2011 and October 31, 2011 adjusted for special dividend of $ US708MM

3. Based on 2014E management projections

4. Assumes Shanda Game’s net cash position is zero after July 28, 2013, due to the payment of $ US812MM to the parent, Shanda Interactive, for the acquisitions of the platform-related business

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath Historical ADS Price Performance

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

- Goliath has traded at a significantly lower level than the Indicative Price in the twelve months prior to offer announcement
  - L1M to LTM VWAP within range of ~US$7.5-9.1 per ADS
- Even with the share price run-up prior to announcement, the Indicative Offer still represents a 16.0% premium to the pre-announcement price

LTM Price Performance


US$
15.00
10.00
5.00
0.00
Nov-13-2012 Announced 3Q13 results (revenue of US$86MM vs. consensus of US$85MM)
Feb-26-2013 Announced 4Q12 and full year 2012 results (4Q12 revenue of US$92MM vs. consensus of US$91MM)
May-7-2013 Announced 1Q13 results (revenue of US$92MM vs. consensus of US$92MM)
Jun-5-2013 Announced and priced follow-on offering of 11MM ADS
Jul-5-2013 Ntreev Soft enters into cooperation deal for joint development of mobile games
Aug-22-2013 Signed Mike Tyson as an ambassador for World of Xianxia
Sep-16-2013 Announced resignation of Lu Zhang from the board
Indicative Offer: US$11.75
US$10.13
Apr-9-2013 Announced resignation of Mr. Yuzhu Shi as CEO
Apr-18-2013 Announced new CEO Wei Liu and President Xuefeng Ji
Jun-17-2013 Announced investment in mobile game developer Dijiang Network
Aug-6-2013 Announced 2Q13 results (revenue of US$96MM vs. consensus of US$96MM)
Sep-6-2013 World of Xianxia began public testing
Nov-6-2013 Announced 3Q13 results (revenue of US$96MM vs. consensus of US$97MM)
Nov-12
Jan-13
Feb-13
Apr-13
May-13
Jun-13
Aug-13
Sep-13
Nov-13

Sources: Company Announcements, CapIQ

Summary Share Price

	Share Price	Premium of Offer Price
Pre-announcement	10.13	16.0%
L1M VWAP	9.10	29.1%
L3M VWAP	8.93	31.6%
L6M VWAP	8.37	40.4%
LTM VWAP	7.58	54.9%

Source: CapIQ

Morgan Stanley

10

CONFIDENTIAL

Project Goliath

Analyst Targets & Commentary

- Indicative Price is ~25% higher than consensus target price
  - Broker target prices remain unchanged post the Indicative Offer announcement and are in the range of US$9.00-US$9.60 [2]

Selected Summary Research Estimates [1][2]

US$MM, except for target price and EPS

	Date	Rating	TP	Revenue			Adjusted EBIT			Adjusted EBITDA			Adjusted Net Income			Adjusted EPS		
				2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E
Oppenheimer	11/26/2013	N/A	N/A	384	425	N/A	243	264	N/A	273	302	N/A	224	237	N/A	0.94	0.95	N/A
Morgan Stanley	11/25/2013	Buy	9.60	385	435	469	244	284	306	252	291	314	238	258	277	0.98	1.04	1.11
CICC	11/8/2013	Buy	9.00	385	449	N/A	235	272	N/A	N/A	N/A	N/A	240	276	N/A	0.97	1.12	N/A
Barclays	11/7/2013	Buy	9.20	387	483	570	246	320	367	263	339	391	235	289	325	0.95	1.15	1.28
Macquarie	11/7/2013	Buy	9.40	385	440	490	245	279	304	N/A	N/A	N/A	238	256	273	0.96	1.02	1.07
Median			**9.30**	**385**	**440**	**490**	**244**	**279**	**306**	**263**	**302**	**352**	**238**	**258**	**277**	**0.96**	**1.04**	**1.11**

Source Broker Research, CapIQ, Bloomberg

Positives

"Goliath owns a healthy game pipeline, including six games in operation, as well as 3+ MMORPGs, 2+ web games and 2+ mobile games, which should continue to fuel its growth... We believe the gamer community and in-game economics for Goliath's flagship game, ZT Online 2, remain healthy... Goliath expects World of Xianxia to be its next key growth engine, following the success of ZT Online 2, and it plans to release the first expansion pack for the game in November 2013.
- Morgan Stanley, November 7, 2013

"Goliath's management restated the company's efficient cost control strategy and attributed its well-maintained margins to 1) in-house dominated game portfolio, 2) effective marketing spend on new game launch and 3) minority interest-based studio model that diversifies the company's development risks."
- Barclays, November 7, 2013

"Goliath continues to execute on its strategy to try diversifying away from the maturing PC MMO market into mobile games and webgames. The company has a steady cash flow from its MMO game portfolio, which we believe strength in ZT2 and contribution from XianXia have helped to offset a decline in ZT Original in the quarter. It plans to focus on the developer side as well in the mobile game market, with a mix of hardcore and casual games."
- Bank of America Merrill Lynch, November 7, 2013

"We believe the performance of its existing hit games, ZT series and ZT2, is largely stable as a mix while the company is lining up for a more busy launch schedule in 2014, including a dozen mobile games, ZT3 (new version of ZT series), a couple of licensing games including CangTian 2 from Korea and a shooting game.."
- Bank of America Merrill Lynch, November 25, 2013

Concerns

"Although we believe that Goliath may potentially sacrifice part of its top-line growth to drive stable earnings as well as cash dividends, we believe this would be attractive to risk-averse investors preferring to have China online game exposure with stable cash return."
- Barclays, November 7, 2013

"Since Goliath will launch a licensed MMO game *Cang Tian 2* in 2014, gross margin will likely go down by 2-3%, in our view."
- Macquarie, November 7, 2013

Commentary on Indicative Offer

"This represents a 16% premium over the last trading price (vs. 15% for Focus Media, 24% for Shanda Interactive, 33% for Tom Online). The proposed price implies 11.7x 2014e P/E (10.3x ex-cash)...
- Morgan Stanley, November 25, 2013

"Goliath's implied takeout valuation compares favorably to its US-listed Chinese online gaming peers, which are trading at an average 2014E P/E multiple of 8.5x and EV/EBITDA multiple of 4.5x. We also note that recent Chinese MBOs have a takeout premium range of 15-70% (an average of 31% and a median of 24%).
- Oppenheimer, November 26, 2013

Research Recommendation Summary


Hold
17%
Buy
83%

Notes
1. Only include reports that were published post the 3Q 2013 earnings release on November 6, 2013 and those that have adjusted estimates for share-based compensation
2. Estimates are converted from RMB to USD at an exchange rate of 6.1200 based on management guidance

Morgan Stanley

11

CONFIDENTIAL Project Goliath Goliath Summary Financial Projections

Revenue

Gross Profit

US $MM US $MM

Margin (%)

2,000 1,500 1,000 500 0

202 285 346 385 384 460 440 614 490 712 798 894 1,001 1,081 1,167 1,261

1,250 1,000 750 500 250 0

172 244 300 336 335 382 382 498 423 578 647 725 812 877 947 1,023 100 92 84 76 68 60

2010 2011 2012 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

Growth

Difference

41.0% 21.5% 11.1% 19.6% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0%

(2.0%) 4.5% 25.3%

2010 2011 2012 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

Growth Difference

42.0% 23.0% 11.9% 13.9% 30.4% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0%

0.3% 0.1% 17.9%

Historical Management Projections

Select Broker Consensus (1) Growth

Historical Management Projections

Select Broker Consensus (1) Margin

Sources Management Projections, Broker Research Sources Management Projections, Broker Research

Adjusted EBITDA (2)

US$MM Margin (%)

Adjusted Net Income (2)

US$MM Margin (%)

800 600 400 200 0 121 189 241 263 258 302 286 373 352

433 484 542 606 654 706 762 100 85 70 55 40 750 500 250 0

118 144 213 238 230 258 255 302 277 333 374 420 472 512 555 601 80 60 40 20

2010 2011 2012 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

2010 2011 2012 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

Growth Difference 56.7% 27.7% 6.9% 10.9% 30.6% 15.9% 12.0% 11.9% 11.8% 7.9% 7.9% 7.9% (1.9%) (5.4%) 6.1%

Growth Difference 22.6% 47.7% 8.0% 10.9% 18.4% 10.1% 12.4% 12.4% 12.3% 8.4% 8.4% 8.4% (3.1%) (1.0%) 9.2%

Historical Management Projections Select Broker Consensus (1) Margin

Historical Management Projections Select Broker Consensus (1) Margin

Sources Management Projections, Broker Research Sources Management Projections, Broker Research

Revenue

• Management projects revenue to undergo relatively higher growth in 2014 and 2015 due to the expected licensed games in the pipeline as well as anticipated contribution from webgames and mobile games

• Licensed games expected to contribute 8.6% and 17.2% of revenue in 2014 and 2015, respectively, an increase over the 2010-2012 average of 2.9%

Gross Profit

• The increasing contribution from licensed games leads to increases in revenue share with companies from whom Goliath licenses games; hence, lower gross margins beyond 2014

EBITDA

• Operating expenses projected to remain relatively constant as a % of total sales going forward

– Growth in R&D expenses in line with growth in labor costs

Net Income

• Management expects certain tax benefits to cease from 2014 onwards

Notes 1. Based on broker reports that were published post the 3Q 2013 earnings release on November 6, 2013 and those that have adjusted estimates for share-based compensation

2. Adjusted for share-based compensation and impairment 12 Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath Valuation Summary

Based on Management Projections

60-Day 30-Day Indicative

Implied Goliath per ADS Value (1)(2)(3) VWAP (4) VWAP (4) Price:

$8.98 $9.10 $11.75

Historical Trading Range

One Month Prior to Indicative Offer Announcement $8.24 $10.13

Three Months Prior to Indicative Offer Announcement $7.42 $10.13

Six Months Prior to Indicative Offer Announcement $7.00 $10.13

Twelve Months Prior to Indicative Offer Announcement $5.09 $10.13

Broker Target Price

Undiscounted Broker Estimates (Prior to Indicative Offer Announcement) $8.10 $10.40

Comparable Companies

2013E Adjusted P/E (6–12x) $5.59 $11.18

2014E Adjusted P/E (5–11x) $5.17 $11.37

2015E Adjusted P/E (5-10x) $6.12 $12.23

2013E Adjusted AV / EBITDA (3.5–8.0x) $5.89 $10.51

2014E Adjusted AV / EBITDA (3.0–7.0x) $5.71 $10.27

2015E Adjusted AV / EBITDA (2.5-6.0x) $6.01 $11.22

Precedent Transactions

LTM Adjusted P/E (11–17x) (5) $10.25 $15.84

NTM Adjusted P/E (10–16x) $10.33 $16.53

LTM Adjusted AV / EBITDA (7–9x) (5) $9.48 $11.53

NTM Adjusted AV / EBITDA (6–8x) $9.13 $11.41

Premium to L1M VWAP for Gaming Precedents (20–30%) $10.92 $11.83

Premium to L1M VWAP for U.S.–listed Chinese Companies (30–35%) $11.83 $12.29

DCF (Includes Value of Alibaba Stake) (6)

Management Projections, 12.7–14.7% WACC, 1–3% PGR $15.71 $19.65

Management Projections and Management WACC Assumption, 24.0–26.0% WACC,

1–3% PGR – ILLUSTRATIVE PURPOSES ONLY $9.60 $10.39

Hypothetical Leveraged Buyout

25–35% Target IRR, $1.0Bn PF Leverage, 7.0–9.0x 2014 Adjusted AV / EBITDA Exit $10.07 $12.46

$0 $5 $10 $15 $20 $25

Notes

1. Accounts for stock options and restricted stock units (RSUs) using treasury method at the Indicative Price

2. All figures are based on management projections unless otherwise specified

3. EBITDA and EPS are adjusted for share-based compensation

4. Prior to indicative Offer date of November 25, 2013

5. LTM financials as of December 31, 2013 based on management projection provided

6. Assumes total Alibaba equity value of US$120Bn, based on median of broker estimates

Morgan Stanley

CONFIDENTIAL

Project Goliath

Comparables Analysis

As of December 27, 2013

Trading Statistics of Selected Comparable Companies

(US$MM, except share price and ratios)

Company	Last Close Price 12/27/2013	Trading Currency	Market Value [1]	Aggregate Value	AV / Sales [2] 2013E	AV / Sales [2] 2014E	AV / Sales [2] 2015E	Adjusted AV / EBITDA [2][3] 2013E	Adjusted AV / EBITDA [2][3] 2014E	Adjusted AV / EBITDA [2][3] 2015E	Adjusted P/E [2][3] 2013E	Adjusted P/E [2][3] 2014E	Adjusted P/E [2][3] 2015E
Goliath (pre-announcement) - Management Case [3][4]	10.13	USD	2,544	1,975	5.1x	4.3x	3.2x	7.7x	6.9x	5.3x	10.9x	9.8x	8.3x
Goliath (at offer price) - Management Case [4]	11.75	USD	2,952	2,382	6.2x	5.2x	3.9x	9.2x	8.3x	6.4x	12.6x	11.4x	9.6x
Primary China Online Gaming Peers													
NetEase	78.46	USD	10,266	7,120	4.6x	4.0x	3.6x	9.2x	8.0x	7.0x	13.5x	12.0x	10.7x
Changyou	31.59	USD	1,693	1,155	1.6x	1.4x	1.2x	3.5x	3.4x	2.8x	6.8x	6.2x	5.4x
Shanda Games [5]	4.49	USD	1,216	1,266	1.7x	1.6x	1.6x	4.6x	4.1x	3.9x	5.7x	5.3x	5.0x
NetDragon [6]	13.90	HKD	950	722	N.A.	4.2x	3.6x	N.A.	10.1x	6.5x	N.A.	12.2x	10.7x
Perfect World	17.83	USD	886	462	0.9x	0.8x	0.7x	4.7x	3.6x	3.0x	10.1x	8.0x	6.5x
Forgame	51.30	HKD	868	648	3.2x	2.3x	1.8x	10.3x	6.4x	4.8x	9.2x	10.8x	8.5x
Boyaa [7]	7.74	HKD	844	608	5.6x	4.2x	3.0x	15.9x	11.1x	7.9x	21.6x	16.8x	12.1x
China Mobile Games and Entertainment [8][9]	22.65	USD	678	633	9.9x	2.8x	1.6x	N.A.	N.A.	N.A.	N.M.	18.1x	9.0x
				Mean:	**3.9x**	**2.7x**	**2.1x**	**8.0x**	**6.7x**	**5.1x**	**11.2x**	**11.2x**	**8.5x**
				Median:	**3.2x**	**2.6x**	**1.7x**	**6.9x**	**6.4x**	**4.8x**	**9.7x**	**11.4x**	**8.7x**

Sources Goliath Management Projections, Company Filings, Broker Research, CapIQ

Notes

1. Fully-diluted total shares outstanding based on treasury stock method for in-the-money options as disclosed in latest filing
2. Revenue and EBITDA estimates based on Thomson broker consensus; EPS are adjusted from consensus GAAP EPS based on broker estimates of share-based compensation
3. As of November 22, 2013, the last trading day prior to the indicative offer announcement
4. Based on Goliath's balance sheet as of December 31, 2013E based on management projection
5. Assumes Shanda Game's net cash position is zero due to the payment of US$812MM to the parent, Shanda Interactive, for the acquisitions of the platform-related business
6. NetDragon's cash is adjusted for US$1.09Bn cash consideration from the sale of its majority stake in 91 Wireless to Baidu and US$515MM special dividend announced on October 29, 2013; 2013E multiples are N/A given consensus estimates include consolidated results from 91 Wireless for 9M 2013; 2014E and 2015E consensus estimates do not include 91 Wireless
7. Estimates are based on Credit Suisse estimates as of December 18, 2013
8. Estimates are based on Brean Capital estimates as of December, 13, 2013
9. China Mobile Games and Entertainment's net income is adjusted for share-based compensation, impairment of goodwill and impairment of intangible assets

Morgan Stanley

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CONFIDENTIAL

Project Goliath

Precedent Online Gaming Transactions

Precedent Transactions

US$MM

Date Announced	Target / Acquiror	Equity Value[1]	Agg Value[1]	% Acquired	Non-GAAP AV/EBITDA[1][4] LTM[2]	Non-GAAP AV/EBITDA[1][4] NTM[3]	Non-GAAP P/E[1][4] LTM[2]	Non-GAAP P/E[1][4] NTM[3]	Price Premium / (Discount) 1 Month VWAP	Price Premium / (Discount) 1 Day Prior	Price Premium / (Discount) 52 Week High
07/29/13	Shanda Interactive's Platform - Related Affiliates / Shanda Games	812	812[5]	100.0%	N.A.	N.A.	N.A.	9.3x[6]	N.A.	N.A.	N.A.
07/25/13	Activision / Investor Consortium	15,664	11,899	24.9%	6.0x	8.9x	10.5x	17.3x	(8.4%)	(11.6%)	(15.6%)
10/17/11	Shanda Interactive / Chairman	2,396	1,542	31.6%[7]	8.2x	7.9x	30.9x	32.5x	26.8%	23.5%	(23.7%)
12/02/07	Vivendi Games / Activision	8,121	8,121[5]	100.0%	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.
				Mean	**7.1x**	**8.4x**	**20.7x**	**19.7x**	**9.2%**	**5.9%**	**(19.6%)**
				Median	**7.1x**	**8.4x**	**20.7x**	**17.3x**	**9.2%**	**5.9%**	**(19.6%)**

Sources Company Filings, News Release, CapIQ

Notes

1. Equity value and aggregate value of the target as of announcement date. Data as disclosed in the deal announcement or calculated based on the latest financials disclosed prior to the announcement
2. Based on the latest available LTM disclosure prior to the announcement
3. Activision and Shanda Interactive's NTM estimates based on Thomson consensus estimates
4. EBITDA and EPS are adjusted for share-based compensation
5. Assumes aggregate value equal to market value given no public disclosure on net cash
6. Calculated based on equity value over 2013E projected GAAP net income as disclosed in Shanda Game's conference call and assumes no share-based compensation
7. % Acquired indicates the outstanding shares that were not owned by the Chairman and his affiliates prior to the take-private transaction

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15

CONFIDENTIAL

Project Goliath

Precedent Acquisitions of US-Listed Chinese Companies

Selected Precedent Acquisitions of US-listed Chinese Companies [1]

			Initial Offer		Initial Offer Premium To		
Company (Incorporation)	Industry	Ann. Date	Price per Shares / ADS	Offer[2] Equity Val.	1M VWAP	3M VWAP	Deal Status
Harbin Electric (Nevada)	Machinery	11-Oct-10	$24.00 / share	$750MM	35.8%	35.1%	• Completed on November 3, 2011 at original offer price
Fushi Copperweld (Nevada)	Machinery	3-Nov-10	$11.50 / share	$440MM	20.9%	31.2%	• Completed on December 27, 2012 at $9.50 / share
Chemspec (Cayman)	Chemical	11-Nov-10	$8.00 / ADS	$290MM	24.0%	24.9%	• Completed on August 15, 2011 at $8.10 / ADS
China Security & Surveillance (Delaware)	Security	28-Jan-11	$6.50 / share	$580MM	30.0%	25.9%	• Completed on September 14, 2011 at original offer price
China Fire & Security (Florida)	Fire equipment	7-Mar-11	$9.00 / share	$260MM	53.3%	39.2%	• Completed on November 4, 2011 at original offer price
Funtalk (Cayman)	Mobile technology	25-Mar-11	$7.10 / share	$440MM	31.6%	28.8%	• Completed on August 22, 2011 at $7.20 / share
Shanda Interactive (Cayman)	Internet	17-Oct-11	$41.35 / ADS	$2,300MM	26.6%	24.5%	• Completed on February 14, 2012 at original offer price
CRIC (Cayman)	Internet	28-Oct-11	$6.62 / ADS [2]	$1,000MM	39.1%	20.4%	• Completed on April 24, 2012 at $4.48 / ADS [3]
AsiaInfo-Linkage (Delaware)	Software	20-Jan-12	$12.00 / share	$890MM	61.7%	39.6%	• Signed definitive agreement on May 13, 2013 at original offer price
Zhongpin (Delaware)	Food	27-Mar-12	$13.50 / share	$500MM	48.8%	39.0%	• Completed on June 27, 2013 at original offer price
Focus Media (Cayman)	Media	13-Aug-12	$27.00 / ADS	$3,700MM	37.7%	31.1%	• Completed on May 23, 2013 at $27.50 / ADS
3SBio (Cayman)	Pharma	12-Sep-12	$15.00 / ADS	$350MM	30.2%	25.3%	• Completed on May 30, 2013 at $ 16.70 / ADS
7 Days (Cayman)	Hospitality	26-Sep-12	$12.70 / ADS	$640MM	34.5%	33.7%	• Completed on July 5, 2013 at $13.80 / ADS
Yongye (Nevada)	Food	15-Oct-12	$6.60 / share	$334MM	45.0%	63.5%	• Signed definitive agreement on Sep 23, 2013 at $6.69 / share
Simcere (Cayman)	Software	11-Mar-13	$9.56 / ADS	$535MM	20.8%	21.4%	• Signed definitive agreement on Aug 28, 2013 at $9.66 / share
Pactera (Cayman)	Technology	20-May-13	$7.50 / ADS	$654MM	41.9%	22.6%	• Signed definitive agreement on Oct 17, 2013 at $7.30 / ADS
iSoftStone (Cayman)	Technology	6-Jun-13	$5.85 / ADS	$333MM	28.3%	27.7%	• On-going discussion
Spreadtrum (Cayman)	Technology	21-Jun-13	$28.50 / ADS	$1,625MM	41.8%	40.2%	• Signed definitive agreement July 12, 2013 at $31.00 / ADS • Shareholders approved the transaction on Sep 4, 2013
Charm Comm. (Cayman)	Media	30-Sep-13	$4.70 / ADS	$747MM	14.1%	13.3%	• On-going discussion
RDA Microelectr. (Cayman)	Technology	11-Nov-13	$18.50 / ADS	$910MM	40.8%	53.4%	• Signed definitive agreement on Nov 11, 2013 at $18.5 / ADS with Tsinghua Unigroup
Median Premium (Cayman-incorp)					**31.6%**	**25.3%**	
Median Premium (Overall)					**35.2%**	**30.0%**	

Sources Public Filings and Announcements, CapIQ

Notes
1. Announced and ongoing or successfully completed going private transactions of US-listed Chinese companies since 2010, with transaction equity value > US$250MM
2. Approximate equity values of initial offer based on available public disclosure
3. Initial offer consists of US$1.60 in cash and 0.6 E-House shares per CRIC share at E-House share price of $8.36 as of October 27, 2011; revised offer consists of $1.75 in cash and 0.6 E-House shares per CRIC share at E-House share price of $4.55 as of December 22, 2011; price at signing is lower than announcement price due to E-House price drop

Morgan Stanley

16

CONFIDENTIAL

Project Goliath

• Successful games are highly scalable, translating to high margins and sustainable cash flows

• Projections assume long term growth to be supported by long life-cycle of existing franchises, introduction of new MMO titles through both self-development and licensing, and diversification into webgames and mobile games

• However, projections are highly sensitive to successful launch of game titles

Discounted Cash Flow Analysis

Based on Management Projections

Illustrative DCF Value Based on Management Projections

US$MM

For Fiscal Years Ending December 31,

2013A 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E Terminal

Revenue 384.5 459.9 614.1 712.4 797.9 893.6 1,000.9 1,080.9 1,167.4 1,260.8

% Growth 11.3% 19.6% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0% 2.0%

Adjusted EBIT 247.5 274.5 360.7 418.4 468.6 524.9 587.9 634.9 685.7 740.5

% Margin 64.4% 59.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7%

(-) Tax (1) (45.8) (50.8) (66.8) (77.5) (86.8) (97.3) (108.9) (117.7) (127.1) (137.2)

(+) Depreciation & Amortization 10.3 11.5 12.8 14.3 15.8 17.2 18.4 19.5 20.5 21.5

(-) Increase in Working Capital (20.3) 22.1 32.5 14.1 10.6 11.5 12.5 7.0 7.3 7.7

(-) Capex (11.4) (12.8) (16.0) (17.8) (18.3) (18.8) (19.3) (19.8) (20.4) (20.4)

(-) Purchase of Intangible Assets (13.1) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5)

(-) Non-controlling Interest (13.4) (1.7) 0.5 (17.5) (19.7) (22.1) (24.9) (26.9) (29.2) (31.6)

Unlevered Free Cash Flow 153.9 236.2 317.1 327.4 363.7 408.8 459.1 490.5 530.3 573.9 4,986

% Margin 40.0% 51.4% 51.6% 46.0% 45.6% 45.7% 45.9% 45.4% 45.4% 45.5%

Aggregate Value 3,578

% Terminal Value 43.7%

Net Cash (2) 577

Equity Stake in Alibaba (3) 207

Equity Value 4,362

Value per ADS 17.36

Sensitivity to WACC and PGR Sensitivity to WACC and PGR

Value per ADS Implied EBITDA Multiple

WACC WACC

17 12.7% 13.2% 13.7% 14.2% 14.7% 12.7% 13.2% 13.7% 14.2% 14.7%

1.0% 18.12 17.44 16.82 16.24 15.71 1.0% 6.5 6.2 6.0 5.7 5.5

1.5% 18.45 17.73 17.08 16.47 15.92 1.5% 6.8 6.5 6.2 6.0 5.8

PGR 2.0% 18.82 18.05 17.36 16.73 16.14 PGR 2.0% 7.2 6.8 6.5 6.3 6.0

2.5% 19.21 18.40 17.67 17.00 16.39 2.5% 7.5 7.2 6.9 6.6 6.3

3.0% 19.65 18.79 18.01 17.30 16.65 3.0% 8.0 7.6 7.2 6.9 6.6

Assumptions

DCF Run Date Dec-13

WACC 13.7%

PGR 2.0%

Implied FCF Multiple 8.5x

Implied EBITDA Multiple 6.5x

Notes

1. Assumes management projected long-term tax rate of 18.5%

2. 2013E net cash from management projections

Morgan Stanley

CONFIDENTIAL

Discounted Cash Flow Analysis

Based on Management Projections and Management WACC Assumption

Project Goliath

• Management WACC shown for illustrative purposes only

• WACC used by management for impairment accounting purposes

Illustrative DCF Value Based on Management Projections

US$MM

For Fiscal Years Ending December 31,

2013A 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E Terminal

Revenue 384.5 459.9 614.1 712.4 797.9 893.6 1,000.9 1,080.9 1,167.4 1,260.8

% Growth 11.3% 19.6% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0% 2.0%

Adjusted EBIT 247.5 274.5 360.7 418.4 468.6 524.9 587.9 634.9 685.7 740.5

% Margin 64.4% 59.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7%

(-) Tax (1) (45.8) (50.8) (66.8) (77.5) (86.8) (97.3) (108.9) (117.7) (127.1) (137.2)

(+) Depreciation & Amortization 10.3 11.5 12.8 14.3 15.8 17.2 18.4 19.5 20.5 21.5

(-) Increase in Working Capital (20.3) 22.1 32.5 14.1 10.6 11.5 12.5 7.0 7.3 7.7

(-) Capex (11.4) (12.8) (16.0) (17.8) (18.3) (18.8) (19.3) (19.8) (20.4) (20.4)

(-) Purchase of Intangible Assets (13.1) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5)

(-) Non-controlling Interest (13.4) (1.7) 0.5 (17.5) (19.7) (22.1) (24.9) (26.9) (29.2) (31.6)

Unlevered Free Cash Flow 153.9 236.2 317.1 327.4 363.7 408.8 459.1 490.5 530.3 573.9 2,545

% Margin 40.0% 51.4% 51.6% 46.0% 45.6% 45.7% 45.9% 45.4% 45.4% 45.5%

Aggregate Value 1,719

% Terminal Value 19.9%

Net Cash (2) 577

Equity Stake in Alibaba (3) 207

Equity Value 2,503

Value per ADS 9.96

Sensitivity to WACC and PGR Sensitivity to WACC and PGR

Value per ADS Implied EBITDA Multiple

WACC WACC

24.0% 24.5% 25.0% 25.5% 26.0% 3 24.0% 24.5% 25.0% 25.5% 26.0%

1.0% 10.22 10.05 9.90 9.74 9.60 1.0% 3.3 3.2 3.2 3.1 3.0

1.5% 10.26 10.09 9.93 9.78 9.63 1.5% 3.4 3.3 3.3 3.2 3.1

PGR 2.0% 10.30 10.13 9.96 9.81 9.66 PGR 2.0% 3.5 3.4 3.3 3.3 3.2

2.5% 10.34 10.17 10.00 9.84 9.69 2.5% 3.6 3.5 3.4 3.4 3.3

3.0% 10.39 10.21 10.04 9.88 9.72 3.0% 3.7 3.6 3.5 3.4 3.4

WACC Analysis: Management Assumptions

Cost of Equity Capital 28.0%

Cost of Debt 6.6%

Equity Weighting 89.8%

Debt Weighting 10.2%

WACC 25.7%

Assumptions

DCF Run Date Dec-13

WACC 25.0%

PGR 2.0%

Implied FCF Multiple 4.3x

Implied EBITDA Multiple 3.3x

Notes

1. Assumes management projected long-term tax rate of 18.5%

2. 2013E net cash from management projections

3. Assumes total Alibaba equity value of US$120Bn, based on median of broker estimates

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath invested US$50.4MM in Alibaba at $13.50 / share in September 2011

$120Bn Alibaba valuation represents median estimate of research analysts covering Yahoo!

– Refer to the appendix for more details

Equity Affiliate Analysis

Adjustment for Equity Stake in Alibaba

Equity Investment in Alibaba

US$

Assumed Alibaba Valuation ($Bn)

Implied Value of Goliath’s Stake in Alibaba ($MM) (1)

Implied Alibaba Stake Value (Price per Goliath ADS)

Implied Goliath DCF Value Inclusive of Alibaba Stake (Price per ADS) (2)

20.0 34 $0.14 $16.67

29.2 50 $0.20 $16.74

40.0 69 $0.27 $16.81

60.0 103 $0.41 $16.95

80.0 138 $0.55 $17.09

100.0 172 $0.69 $17.22

120.0 207 $0.82 $17.36

140.0 241 $0.96 $17.50

Sources Filings, Goliath Management Projections

Notes

1. Assumes implied Alibaba total basic shares outstanding of 2,165MM, based on Yahoo! filings as of April 30, 2013, of which Goliath currently owns 3.7MM based on initial investment of US$50.4MM at $13.50 / share

2. Assumes calculated WACC of 13.7%

Morgan Stanley

CONFIDENTIAL

Project Goliath

Hypothetical Leveraged Buyout Analysis

Based on Management Projections

Sources and Uses

US$MM

Sources

Cash Available 450

Acquisition Debt 1,000

Sponsor 1,167

Chairman Rollover 591

Total Sources 3,208

Uses

Purchase Equity 2,952

Min. Cash (Transactional) 100

Existing Debt 102

Transaction and Financing Costs 55

Total Uses 3,208

Transaction and Credit Multiples

Implied Transaction Multiples

2013E Adjusted AV / EBITDA (1)(2)(3) 9.2x

2014E Adjusted AV / EBITDA (1)(2)(3) 8.3x

2013E Adjusted P/E (1) 12.6x

2014E Adjusted P/E (1) 11.4x

Credit Multiples

Total Debt / 2013E Adjusted EBITDA (2) 3.9x

2014E Adjusted EBITDA / Interest Expense (2) 7.8x

PF Debt / Total Capital 36%

PF Debt / Equity 57%

Entry Price Sensitivity Analysis

FY1 AV / Adjusted EBITDA Exit Multiple

IRR

6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x

25.0% 10.97 11.22 11.47 11.72 11.97 12.21 12.46 12.71 12.96

27.5% 10.60 10.83 11.06 11.28 11.51 11.73 11.96 12.18 12.41

30.0% 10.28 10.48 10.69 10.89 11.10 11.30 11.51 11.71 11.92

32.5% 9.99 10.18 10.36 10.55 10.74 10.92 11.11 11.30 11.48

35.0% 9.73 9.90 10.07 10.24 10.41 10.58 10.75 10.92 11.09

Key Assumptions

Indicative Price: $11.75 per ADS

Transaction date: 31-Dec-13

– 5-year holding period exiting at end of FY2018

– Consortium rolls over pre-LBO 24.7% stake

Assuming acquisition debt funding of $1.0Bn

– Amortization schedule: 0%, 0%, 20%, 40%, and 40% amortization over FY2014-2018, respectively

– Pre-tax cost of debt of 4.75% for acquisition debt

– Additional cash sweep with available cash

– Minimum cash balance of $100MM (4)

– No withholding tax assumed

Transaction and financing fee: $55MM

Assuming management is granted 5% of equity

Notes

1. Equity value assuming exercise of all options and RSUs outstanding using treasury method

2. Figures adjusted for share-based compensation and amortization of intangibles

3. Includes net debt based on balance sheet as of December 31, 2013E based on management projections

4. Company maintains 21.8% of revenue as minimum cash balance going forward (post-transaction); minimum cash percentage calculated as minimum cash percentage of 2014E revenue

Morgan Stanley

CONFIDENTIAL

Project Goliath

Transaction Matrix

Based on Management Projections

Transaction Matrix

US$MM, unless otherwise stated

Offer Price ($)	Premium to [2] Current Price [1]	Premium to [2] 1M VWAP	Premium to [2] 3M VWAP	Premium to [2] 6M VWAP	Equity Value [3]	Agg Value [4]	Adjusted P / E [5] 2013E	Adjusted P / E [5] 2014E	Adjusted AV / EBITDA [5] 2013E	Adjusted AV / EBITDA [5] 2014E	AV / Revenue 2013E	AV / Revenue 2014E
Company Metrics [2]	11.27	9.10	8.93	8.37	2,831	2,261	$0.93	$1.03	$258	$286	$384	$460
Indicative Price: $11.75	4%	29%	32%	40%	2,952	2,382	12.6x	11.4x	9.2x	8.3x	6.2x	5.2x
$12.25	9%	35%	37%	46%	3,077	2,508	13.1x	11.9x	9.7x	8.8x	6.5x	5.5x
$12.75	13%	40%	43%	52%	3,203	2,633	13.7x	12.3x	10.2x	9.2x	6.8x	5.7x
$13.25	18%	46%	48%	58%	3,329	2,759	14.2x	12.8x	10.7x	9.6x	7.2x	6.0x
$13.75	22%	51%	54%	64%	3,455	2,885	14.8x	13.3x	11.2x	10.1x	7.5x	6.3x
$14.25	26%	57%	60%	70%	3,580	3,011	15.3x	13.8x	11.7x	10.5x	7.8x	6.5x
$14.75	31%	62%	65%	76%	3,706	3,136	15.8x	14.3x	12.2x	11.0x	8.2x	6.8x

Sources Management Projections, CapIQ

Notes

1. Current share price as of December 27, 2013
2. VWAPs are prior to Indicative Offer announcement
3. Equity value assumes all options, RSUs, and RSs outstanding using treasury method; latest shares, options and RSUs balance from management as of October 31, 2013
4. Includes net debt based on balance sheet as of December 31, 2013E based on management projections
5. Figures adjusted for share-based compensation

Morgan Stanley

21

CONFIDENTIAL

Project Goliath

Appendix A

Appendix

Morgan Stanley

CONFIDENTIAL

Project Goliath

- Risk-free rate based on China's 10-year Treasury
- Goliath's calculated weighted cost of capital (base case) is 13.7% per CAPM method

APPENDIX

WACC Analysis

WACC Analysis: CAPM Method

Assumption	Notes	WACC Calculation: Base	Low	High
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium	6.0%	6.0%	6.0%
Risk-Free Rate (R_f)	Spot rate 10-year PBOC Treasury as of 12/27/2013	4.6%	4.6%	4.6%
Predicted Beta	U.S. Local Predicted Beta per Barra for Goliath	1.28	1.28	1.28
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**12.3%**	**11.3%**	**13.3%**
Adjustments When Required:				
Excess Cash Adjustment (1)		1.8%	1.8%	1.8%
Adjusted Cost of Equity (K_E)		**14.1%**	**13.1%**	**15.1%**
Is the Cost of Equity Reasonable?		*Yes*	*Yes*	*Yes*
Cost of Borrowing	Per Morgan Stanley GCM	4.5%	4.5%	4.5%
Tax Rate (t)	LT tax rate based on management estimates	18.5%	18.5%	18.5%
Post-tax Cost of Debt (K_D)		**3.7%**	**3.7%**	**3.7%**
Debt / Total Capitalization	Based on current capital structure	3.5%	3.5%	3.5%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + K_D * D/(D+E)**	**13.7%**	**12.8%**	**14.7%**

Sources Alacra, Bloomberg, Goliath Management Projections

Note

1. Excess cash adjustment calculated as difference of implied cost of capital and cost of equity. Implied cost of capital calculated as difference of yield on excess net cash and total equity cost divided by aggregate operating business value, where yield on excess net cash equals cash interest multiplied by total cash less operating cash and debt, total equity cost equals cost of equity multiplied by equity value, and aggregate operating business value equals aggregate value plus operating cash. Operating cash assumed to be US$100MM per management guidance and excess net cash as of 2013YE assumed to be US$477MM

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23

CONFIDENTIAL

Project Goliath

APPENDIX

Yahoo! Research Analyst Commentary on Alibaba

Yahoo! Research Analyst Commentary on Alibaba Group

US$Bn

Broker	Date	Value	Methodology / Comments
RBC	12/9/2013	150	We are now ascribing $150B in market value to Alibaba (vs. $110B prior), using a 10X P/S multiple on our approximate $15B in 2015 revenue, a multiple we believe is appropriate given comps and our projections for 35%+ revenue growth in '15 and 50%+ EBITDA margins
Macquarie	11/19/2013	150	Estimates generally value Alibaba anywhere from $100bn to $200bn; within our SOTP model, a $100bn valuation for Alibaba implies a ~$30.50/share value for YHOO. If Alibaba"s valuation rises to $150bn or $200bn, Yahoo"s per-share value correspondingly moves up to ~$37.50 or $44.75
BAML	10/16/2013	135	We expect Alibaba IPO optimism and see an upside Alibaba valuation case at $43/share using a $150bn valuation, and downside support at $29 using $100bn value for Alibaba. Our $37 PO (down from $38 to reflect lower EBITDA for the core business) is based on $28.40/share in asset value (using $135bn for Alibaba)
Oppenheimer	10/16/2013	126	Alibaba revenue was +61% y/y, 4% below, while EBIT increased 130% y/y, 16% above our estimate. As a result, we are increasing 2013-15 margin assumptions and now value Alibaba at $126 billion based on 2014 estimates, vs. $92 billion previously
Piper Jaffray	10/16/2013	120	We are adjusting our assumptions for the valuation of Alibaba to better account for the recent 61% reported revenue growth in Q2. Our new valuation for Alibaba is $120 billion, which we believe is largely consensus at this point.
Goldman Sachs	10/15/2013	120	We are increasing our estimated value of Alibaba to $120bn (from $105bn) based on multiple expansion at comps like Tencent and Baidu
Evercore	10/15/2013	112	Our $120 billion post-IPO value, which is based on comparable gross profit to growth multiples, remains unchanged. However, we now believe Alibaba is likely to price its IPO closer to $100 billion, up from the $60 billion we assigned previously.
SIG	10/16/2013	110	Rising gross margins are giving the company more dollars to invest as they grow...and still produce margin expansion. Given this trend, we are raising our Alibaba valuation...
JP Morgan	10/16/2013	100	Based on Alibaba's historical growth rates and margin expansion, and most recent numbers reported at Yahoo!'s 3Q earnings, we are conservatively utilizing an implied valuation range of $90B - 110B ($100B at the midpoint) for Alibaba Group in our sum-of-the-parts anlalysis
Cowen	10/16/2013	105	We have raised our Alibaba valuation to $105BN from $65BN previously
UBS	10/15/2013	N/A	Yahoo also restructured its agreement with Alibaba to sell less of its 24% stake in Alibaba's IPO...This transaction opens up the possibility of additional value to our Yahoo SOTP through increased exposure to Alibaba's post-IPO valuation and a possible tax efficient exit for that second tranche
Median		**120**	

Source Broker reports

Morgan Stanley

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